                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                             OAKLEY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ---------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------
(5)  Total fee paid:
     ---------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
     ---------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount Previously Paid:
     ---------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------
(3)  Filing Party:
     ---------------------------------------------------------------------------
(4)  Date Filed:
     ---------------------------------------------------------------------------

                                  OAKLEY, INC.

                                    ONE ICON

                        FOOTHILL RANCH, CALIFORNIA 92610

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 19, 1998

                            ------------------------

    You are cordially invited to attend the 1998 Annual Meeting of Shareholders (the "Meeting") of OAKLEY, INC. (the "Company" or "Oakley") to be held on Friday, June 19, 1998, at 10:00 a.m. at the Company's headquarters in Foothill Ranch, California, for the following purposes:

    1. To elect 7 Directors to serve as such until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

    2. To ratify the selection of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1998; and

    3. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

    Only shareholders of record at the close of business on April 23, 1998, will be entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

    WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF BY WRITTEN NOTICE TO THE COMPANY, AND SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE THEIR SHARES PERSONALLY IF THEY SO DESIRE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                 [SIG]

                                          Donna Gordon

                                          SECRETARY

Foothill Ranch, California

Dated: April 27, 1998

                                  OAKLEY, INC.

                                    ONE ICON

                        FOOTHILL RANCH, CALIFORNIA 92610

                            ------------------------

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 19, 1998

    This Proxy Statement is furnished to shareholders of Oakley, Inc. (the "Company" or "Oakley"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Shareholders of the Company to be held on Friday, June 19, 1998, at 10:00 a.m. at the Company's headquarters in Foothill Ranch, California, and at any and all adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the Notice of Meeting. This Proxy Statement and the enclosed form of proxy are being first mailed to shareholders on April 30, 1998.

    This solicitation is made by mail on behalf of the Board of Directors of the Company (the "Board of Directors"). Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the Directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

    Holders of record of the Common Stock, $.01 par value per share, of the Company (the "Common Stock") as of the close of business on the record date, April 23, 1998, are entitled to receive notice of, and to vote at, the Meeting. Each share of Common Stock entitles the holder to one vote. At the close of business on March 31, 1998, there were 70,662,720 shares of Common Stock issued and outstanding.

    Shares represented by proxies in the form enclosed, if the proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, the shares will be voted FOR the election of all nominees for Director and FOR the ratification of the selection of Deloitte & Touche LLP to serve as independent auditors of the Company. To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before voting by filing a notice of revocation with the Secretary of the Company, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

    The Board of Directors knows of no matters to come before the Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in accordance with such person's discretionary authority to act in such person's best judgment.

    The principal executive offices of the Company are located at One Icon, Foothill Ranch, California 92610.

                       PROPOSAL 1: ELECTION OF DIRECTORS

                             (ITEM 1 ON PROXY CARD)

    Pursuant to the Company's Amended and Restated Articles of Incorporation (the "Articles"), Directors are elected at each Annual Meeting of Shareholders and hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified. If, for any reason, the Directors are not elected at the annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by the Company's Bylaws. The Company's Bylaws currently authorize a Board of Directors consisting of not less than one nor more than nine persons, and Oakley's Board of Directors currently consists of seven Directors.

    The nominees for election to the seven positions on the Board of Directors to be voted upon at the Meeting are Jim Jannard, Mike Parnell, Link Newcomb, Irene Miller, Orin Smith, Michael Jordan and William Schmidt. Irene Miller, Orin Smith, Michael Jordan and William Schmidt (the "Independent Directors") are not employed by, or affiliated with, the Company. Unless authority to vote for the election of Directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Jim Jannard, Mike Parnell, Link Newcomb, Irene Miller, Orin Smith, Michael Jordan and William Schmidt to hold office as Directors for a term of one year and until their successors are elected and qualified at the next Annual Meeting of Shareholders. All nominees have advised the Board of Directors that they are able and willing to serve as Directors.

    If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than seven nominees.

VOTE

    Each Director will be elected by a favorable vote of a majority of the votes cast at the Meeting. Accordingly, abstentions or broker non-votes as to the election of Directors will not affect the outcome. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the seven nominees named above as Directors.

         PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                             (ITEM 2 ON PROXY CARD)

    The firm of Deloitte & Touche LLP, the Company's independent auditors for the year ended December 31, 1997, was selected by the Board of Directors, upon the recommendation of the Audit Committee, to act in such capacity for the fiscal year ending December 31, 1998, subject to ratification by the shareholders. There are no affiliations between the Company and Deloitte & Touche LLP, its partners, associates or employees, other than as pertain to the engagement of Deloitte & Touche LLP as independent auditors for the Company in the previous year. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

VOTE

    The favorable vote of a majority of the votes cast regarding the proposal is required to ratify the selection of Deloitte & Touche LLP. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of Deloitte & Touche LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 1998.

                   BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information (as of March 31, 1998) concerning the directors and executive officers of the Company:

       NAME              AGE                               POSITION
-------------------      ---      ----------------------------------------------------------
Jim Jannard                  48   Chairman of the Board, President and Director
Mike Parnell                 45   Vice Chairman and Director
Link Newcomb                 36   Chief Executive Officer and Director
Tom George                   42   Chief Financial Officer
Donna Gordon                 38   Vice President of Finance and Secretary
Kent Lane                    44   Vice President of Manufacturing
Carlos Reyes                 31   Vice President of Development
Colin Baden                  36   Vice President of Design
Jon Krause                   34   Vice President of Operations
Irene Miller                 45   Director
Orin Smith                   55   Director
Michael Jordan               35   Director
William Schmidt              50   Director

EXECUTIVE OFFICERS

    Mr. Jim Jannard, the founder of the Company, has been Chairman of the Board and President of Oakley since its inception in 1975.

    Mr. Mike Parnell joined Oakley in 1985 and has been a Director since 1986. From 1986 to September 1997, Mr. Parnell served as Chief Executive Officer of Oakley, and since September 1997, he has served as Vice Chairman. From 1974 to 1985, Mr. Parnell was employed in various positions with OP Sunwear, including Vice President of Marketing from 1981 to 1985.

    Mr. Link Newcomb joined Oakley in June 1994 as its Vice President of International Sales. Mr. Newcomb served as Executive Vice President from April 1995 until January 1997, as Chief Financial Officer from July 1995 until January 1997 and as Chief Operating Officer from January 1997 to September 1997. In September 1997, Mr. Newcomb was named Chief Executive Officer. Mr. Newcomb was appointed to the Board of Directors in January 1997. Prior to joining Oakley, Mr. Newcomb was an attorney for five years at Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Mr. Newcomb has also been a certified public accountant since 1984.

    Mr. Tom George joined Oakley in October 1997 as its Chief Financial Officer. Prior to joining Oakley, Mr. George last served as Senior Vice President of Finance and Chief Financial Officer at REMEC, a designer and manufacturer of microwave wireless electronics, a position he had held since 1990. Mr. George has more than 20 years experience in finance and is also a certified public accountant.

    Ms. Donna Gordon joined Oakley in February 1986. Ms. Gordon has held a number of positions with Oakley, assuming her current position as Vice President of Finance in October 1995. Ms. Gordon has also been Corporate Secretary since 1993 and Controller since 1990.

    Mr. Kent Lane joined Oakley in October 1994 and became Vice President of Manufacturing in October 1995. Mr. Lane served as Director of Manufacturing from January 1995 until October 1995. Mr. Lane has 21 years experience in the manufacturing industry at various companies, including Kaiser Steel for six years and Water Factory Systems, a manufacturer of water purification equipment, for eight years.

    Mr. Carlos Reyes joined Oakley in July 1989 and became Vice President of Development in December 1995. Mr. Reyes has held various positions with Oakley, beginning as a lens coating assistant in the manufacturing department. Mr. Reyes was promoted to Lens Coating Manager in 1991 and to a leadership position in Oakley's design department in 1993.

    Mr. Colin Baden joined Oakley in February 1996 as Director of Design and became Vice President of Design in February 1997. Prior to joining Oakley, Mr. Baden was a partner at Lewis Architects of Seattle, Washington for six years and began advising Oakley on company image issues in 1993.

    Mr. Jon Krause joined Oakley in November 1996 as its Director of Information Technology and was named Vice President of Operations in January 1998. Prior to joining Oakley, Mr. Krause was a senior manager with Andersen Consulting where he spent ten years specializing in information technology and manufacturing operations.

BOARD OF DIRECTORS

    Ms. Irene Miller has been an Oakley director since shortly after the Company's initial public offering in August 1995. Ms. Miller is a private investor and until June 1997 was Vice Chairman and Chief Financial Officer of Barnes & Noble, Inc., the world's largest bookseller. She joined Barnes & Noble in 1991 as Senior Vice President, Corporate Finance, became Executive Vice President and Chief Financial Officer in 1993 and Vice Chairman in 1995. Prior to joining Barnes & Noble, Ms. Miller worked as an investment banker at Morgan Stanley & Co. Incorporated from 1986 to 1990 and at Rothschild, Inc. from 1982 to 1986. Ms. Miller is also a director of Barnes & Noble, Inc.

    Mr. Orin Smith is the President and Chief Operating Officer of Starbucks Corporation and has been an Oakley director since shortly after the Company's initial public offering in August 1995. Mr. Smith joined Starbucks in 1990 as Chief Financial Officer and Vice President, became Executive Vice President and Chief Financial Officer in 1993 and was named President and Chief Operating Officer in 1994. Prior to joining Starbucks, Mr. Smith was Executive Vice President and Chief Financial and Administrative Officer of Danzas USA, a subsidiary of Europe's largest transportation company. Mr. Smith is also a director of Starbucks.

    Mr. Michael Jordan has been an Oakley director since shortly after the Company's initial public offering in August 1995. Mr. Jordan has achieved one of the most extraordinary records in professional sports during his career with the Chicago Bulls and is completing his thirteenth season with the Bulls this year. Among other achievements, Mr. Jordan was voted Most Valuable Player of the National Basketball Association in 1988, 1991, 1992 and 1996. He also captured the NBA's scoring title in seven consecutive seasons, from 1987 through 1993 and again from 1996 through 1998. Prior to joining the Chicago Bulls, Mr. Jordan was an All American player at the University of North Carolina, from which he graduated in 1986.

    Mr. William Schmidt is the Vice President of Worldwide Sports Marketing for Gatorade and has been an Oakley director since October 1997. Mr. Schmidt joined the Quaker Oats Company in 1984 as Director of Sports Marketing for Gatorade and became Vice President of Sports Marketing for Gatorade in 1986, responsible for the development and implementation of sponsorship programs, including those for several professional and amateur sports organizations.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Board of Directors held five meetings in 1997, including regularly scheduled and special meetings. The Board of Directors has established standing audit, compensation, stock option and nominating committees as set forth below.

    AUDIT COMMITTEE.  The Audit Committee currently consists of two  Independent
Directors: Ms. Miller and Mr. Smith. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met four times in 1997.

    COMPENSATION COMMITTEE. The Compensation Committee currently consists of Ms. Miller and Mr. Smith. The Compensation Committee determines, and reports to the Board of Directors with respect to, compensation for the Company's executive officers. The Compensation Committee met two times in 1997.

    STOCK OPTION COMMITTEE. The Stock Option Committee currently consists of Mr. Parnell and Ms. Miller. The Stock Option Committee reports to the Board of Directors regarding, and administers, the Company's 1995 Stock Incentive Plan, except that the entire Board of Directors administers the 1995 Stock Incentive Plan with respect to directors and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Stock Option Committee met six times in 1997.

    NOMINATING COMMITTEE. The Nominating Committee currently consists of Messrs. Parnell and Jordan. The Nominating Committee is responsible for selecting a slate of potential Directors to be nominated by the Company's Board of Directors at each annual meeting of shareholders. Under the Company's Bylaws, nominations for the election of directors at the 1999 annual meeting of shareholders, other than those made by the Board of Directors, must be made in writing and must be received by the Company no later than December 29, 1998. The Nominating Committee met in April 1997 and March 1998 and recommended to the Company's Board of Directors the seven nominees for Director referred to herein.

COMPENSATION OF DIRECTORS

    Directors who are employees of the Company receive no compensation for serving on the Board. Directors who are not employees of the Company receive a retainer fee of $25,000 per year for their services. Under the 1995 Stock Incentive Plan, each non-employee Director may irrevocably elect annually to waive the receipt of all or any part of his or her annual retainer and/or meeting fees (if any) for the year commencing immediately following each annual shareholders meeting and in lieu thereof receive a fixed number of non-qualified stock options for such year, with the number of such options fixed by the Board of Directors, based on the amount of fees so waived and an independent appraisal of the intrinsic value of such options. Such options are exercisable in full on March 1 of the year following the date of grant. The option price per share of Common Stock purchaseable under such options is 100% of the fair market value of the Common Stock on the date of grant. All Directors are reimbursed for expenses incurred in connection with attendance at Board or committee meetings. On February 11, 1997, in recognition of the additional time and effort required of the Company's non-employee Directors in addressing certain financial and operating issues, the Board of Directors approved a separate grant of options to each of such Directors to acquire 3,500 shares of Common Stock with an exercise price equal to the closing price of the Common Stock on the date of grant.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers serving as of December 31, 1997 (the "Named Executive Officers") for the fiscal years ended December 31, 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                         ANNUAL COMPENSATION               ----------------
                                             --------------------------------------------     SECURITIES
                                                                           OTHER ANNUAL       UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR     SALARY($)     BONUS($)      COMPENSATION($)   OPTIONS/SARS(#)   COMPENSATION($)(1)
--------------------------------  ---------  ---------  ---------------  ----------------  ----------------  -------------------
Jim Jannard ....................       1997     --    (2)       --    (2)        --               --                 --
 Chairman of the Board and             1996    219,633        --                --                --                 --
 President                             1995    380,697     9,312,252(3)         --                --                 --

Link Newcomb ...................       1997    306,251        --                --               513,000              2,000
 Chief Executive Officer(4)            1996    157,212       362,000            --                17,500             300
                                       1995     91,346       236,607         201,860(5)          173,914             --

Mike Parnell ...................       1997    302,885        --                --                13,000              2,000
 Vice Chairman(6)                      1996    185,577       362,000(3)         --                17,500             300
                                       1995    132,500     1,567,228            --                86,958             --

Kent Lane ......................       1997    125,000        --                --                17,000              2,000
 Vice President of Manufacturing       1996    116,165        65,250            --                26,674             288
                                       1995     96,900        26,000            --                21,740             --

Donna Gordon ...................       1997    110,000        --                --                13,000              2,000
 Vice President of Finance and         1996    106,923        45,250          66,743(7)           25,174             300
 Secretary                             1995     79,898        67,923            --                26,088             --

------------------------

(1) Represents the Company's matching 401(k) plan contribution.

(2) Mr. Jannard has chosen not to receive any base salary and was not entitled to payment of any annual bonus for fiscal 1997. See "Compensation Committee Report -- Compensation of the Chairman and President."

(3) Includes bonus payments for 1995 under the Company's Executive Officer Performance Bonus Plan of $1,096,524 and $657,914, respectively, for Messrs. Jannard and Parnell. Also includes for 1995 bonuses paid with respect to periods prior to the Company's initial public offering of Common Stock. Amounts shown are net of approximately $5,979,823 for Mr. Jannard, and $664,425 for Mr. Parnell, which represent in each case amounts paid by the Company in respect of Federal and state income taxes on the Company's income during 1995. The Company was an S corporation for Federal and state income tax purposes through August 1995.

(4) Mr. Newcomb served as Chief Operating Officer from January 1997 until September 1997, at which time he began serving as Chief Executive Officer.

(5) Represents commissions on sales and $75,505 as reimbursement for relocation and related expenses in 1995.

(6) Mr. Parnell served as Chief Executive Officer until September 1997.

(7) Represents payment to Ms. Gordon to conclude a prior agreement regarding an automobile.

    The following table sets forth information concerning grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------   POTENTIAL REALIZABLE
                                     NUMBER OF                                                  VALUE AT ASSUMED
                                    SECURITIES      % OF TOTAL                               ANNUAL RATES OF STOCK
                                    UNDERLYING     OPTIONS/ SARS                             PRICE APPRECIATION FOR
                                   OPTIONS/SARS     GRANTED TO     EXERCISE OR                    OPTION TERM
                                      GRANTED      EMPLOYEES IN    BASE PRICE   EXPIRATION   ----------------------
NAME                                  (#)(1)        FISCAL YEAR      ($/SH)        DATE      5% ($)(2)   10% ($)(2)
---------------------------------  -------------  ---------------  -----------  -----------  ----------  ----------
Jim Jannard......................            0               0         --           --           --          --
Link Newcomb.....................      300,000            21.8          8.500      2/11/07    1,603,681   4,064,043
                                       200,000            14.5        10.8125      9/18/07    1,359,985   3,446,468
                                        13,000             0.9         9.3125     12/16/07       76,136     192,942
Mike Parnell.....................       13,000             0.9         9.3125     12/16/07       76,136     192,942
Kent Lane........................        7,000             0.5        10.8125      9/18/07       47,599     120,626
                                        10,000             0.7         9.3125     12/16/07       58,566     148,416
Donna Gordon.....................       13,000             0.9         9.3125     12/16/07       76,136     192,942

------------------------

(1) The options identified in this table were granted under the Company's 1995 Stock Incentive Plan and are exercisable in equal 25% installments on each of the first four anniversaries of the date of grant. In the event of the termination of a Named Executive Officer's employment within 12 months following a change in control (as defined in the stock option agreements evidencing such grants), the options will become immediately vested and exercisable in full upon such termination of employment. To the extent permitted under applicable law, the options granted are "incentive stock options" for purpose of Section 422 of the Internal Revenue Code of 1986, as amended, and otherwise are nonqualified stock options.

(2) The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock price performance and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, continued employment of the optionee through the term of the option and other factors.

    The following table sets forth information concerning the fiscal year-end value of unexercised stock options held by the Named Executive Officers as of December 31, 1997. No options were exercised by the Named Executive Officers in fiscal 1997.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                     NUMBER OF SECURITIES       VALUE OF
                                                                                          UNDERLYING          UNEXERCISED
                                                                                          UNEXERCISED         IN-THE-MONEY
                                                                                        OPTIONS/SARS AT       OPTIONS/SARS
                                                                                          FY-END (#)        AT FY-END ($)(1)
                                                                                     ---------------------  ----------------
                                            SHARES ACQUIRED ON          VALUE            EXERCISABLE/         EXERCISABLE/
NAME                                           EXERCISE (#)         REALIZED ($)         UNEXERCISABLE       UNEXERCISABLE
-----------------------------------------  ---------------------  -----------------  ---------------------  ----------------
Jim Jannard..............................                0                    0               0/0                 0/0
Link Newcomb.............................                0                    0         91,331/613,083         0/168,750
Mike Parnell.............................                0                    0          47,853/69,605            0/0
Kent Lane................................                0                    0          17,537/47,877            0/0
Donna Gordon.............................                0                    0          19,338/44,924            0/0

------------------------

(1) Based upon the reported closing price of $9.0625 per share of Common Stock on the New York Stock Exchange on December 31, 1997.

                             EMPLOYMENT AGREEMENTS

    Neither Mr. Jannard nor Mr. Parnell has a written employment agreement with the Company. Since the expiration of their former employment agreements with the Company in 1997, their employment has continued on an at-will basis. Mr. Jannard currently receives no base salary but has a target bonus under the Performance Bonus Plan of $1,000,000 per year, while Mr. Parnell has an annual base salary of $150,000 and a target bonus of $150,000 per year. In addition, Messrs. Jannard and Parnell have each entered into a Consultant Agreement with the Company providing that within 30 days following termination of their employment, the Company will have the option to retain them as consultants at the rate of $100,000 per year for a period expiring on August 1, 2002 (or, if later, the date that is two years from the date the Company exercises such option). The Consultant Agreements each contain a non-competition provision effective through the end of the consultant period. In addition, pursuant to their prior employment agreements, each executive is entitled to Company-paid medical insurance for himself and his immediate family during his lifetime.

    On January 31, 1997, Mr. Newcomb entered into an employment agreement with the Company which reflected his promotion to Chief Operating Officer and replaced his prior employment agreement. Mr. Newcomb's agreement has a term of three years, which will automatically be extended by one year on each anniversary of the agreement, unless either party provides written notice that it does not wish to extend the term. The agreement provides for a base salary of not less than $350,000 per year and an annual target bonus under the Performance Bonus Plan of not less than $200,000. In addition, in connection with his promotion first to Chief Operating Officer and then to Chief Executive Officer, Mr. Newcomb received grants of options to purchase 300,000 and 200,000 shares of the Company's Common Stock at an exercise price equal to the closing price of the Common Stock on the respective dates of grant. Mr. Newcomb's agreement also contains a non-competition provision effective through the term of the agreement and, in the event his employment is terminated by the Company for cause or by Mr. Newcomb without good reason, for a period of two years thereafter.

    On October 6, 1997, Mr. George entered into an employment agreement with the Company whereby he will serve as the Chief Financial Officer of the Company. Mr. George's agreement has a term of two years, which will automatically be extended by one year on each anniversary of the agreement, unless either party provides written notice that it does not wish to extend the term. The agreement provides for a base salary of $195,000 per year and an annual target bonus under the Performance Bonus Plan of not less than $80,000. In addition, pursuant to the terms of the agreement, Mr. George received a grant of options to purchase 90,000 shares of the Company's Common Stock with an exercise price equal to the closing price of the Common Stock on his date of hire. The agreement also provides for reimbursement of certain relocation expenses incurred by Mr. George. Mr. George's agreement also contains a non-competition provision effective through the term of the agreement and, in the event his employment is terminated by the Company for cause or by Mr. George without good reason, for a period of two years thereafter.

                         COMPENSATION COMMITTEE REPORT

    The report of the Compensation Committee of the Board of Directors with respect to compensation in fiscal 1997 is as follows:

COMPENSATION PHILOSOPHY

    The overall policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three primary elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's shareholders. As an executive officer's level of responsibility increases, it is the Company's general intent that a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation than upon base salary.

COMPONENTS OF COMPENSATION

    The principal components of executive officer compensation are generally as follows:

    - BASE SALARY. With respect to Messrs. Newcomb and George, their base salary is fixed in accordance with the terms of their respective employment agreements. See "Employment Agreements." Mr. Jannard has chosen not to receive any base salary from the Company. With respect to officers who do not have employment agreements with the Company, salary is determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company.

    - ANNUAL PERFORMANCE BONUS. Annual bonuses are payable to the Company's executive officers under the Company's Executive Officer Performance Bonus Plan (the "Performance Bonus Plan") based on the Company's achievement of certain pre-set corporate financial performance targets established for the fiscal year. The minimum target bonuses for Messrs. Newcomb and George are set forth in their respective employment agreements. With respect to officers who do not have employment agreements with the Company, their target bonuses are determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company. The actual financial performance (measured by operating income) for fiscal 1997 was significantly below the target established. Accordingly, no bonuses were paid to the Company's executive officers with respect to fiscal 1997.

    - LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants and other stock-based awards under the Company's 1995 Stock Incentive Plan. Awards under the 1995 Stock Incentive Plan are designed to further align the interests of each executive officer with those of the shareholders and provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business. Due to certain requirements of Rule 16b-3 under the Exchange Act, grants to the Named Executive Officers are made by the entire Board of Directors. In February and September 1997, Mr. Newcomb received grants of options to purchase 300,000 and 200,000 shares of Common Stock, respectively, to reflect his promotion first to Chief Operating Officer and then to Chief Executive Officer. As part of a broad-based grant of stock options made to a large group of key employees, additional grants were made to Ms. Gordon, to Messrs. Newcomb, Parnell and Lane and to other executive officers in December 1997.

COMPENSATION OF THE CHAIRMAN AND PRESIDENT

    Mr. Jannard has chosen not to receive any base salary from the Company. As explained in "Components of Compensation--Annual Performance Bonus," Mr. Jannard was not entitled to any bonus under the Performance Bonus Plan for fiscal 1997. Mr. Jannard also did not receive a grant of stock options in fiscal 1997 under the 1995 Stock Incentive Plan. Mr. Jannard is a major shareholder of the Company.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation" and to compensation paid in certain circumstances by companies in the first few years following their initial public offering of stock. The Company has taken steps to provide that these exemptions will apply to compensation paid to its executive officers, and the Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements. Accordingly, the Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible by reason of Section 162(m).

                                                    IRENE MILLER

                                                    ORIN SMITH

                                                    JIM JANNARD*

                                                    MICHAEL JORDAN*

                                                    LINK NEWCOMB*

                                                    MIKE PARNELL*

                                                    WILLIAM SCHMIDT*

*With respect to that portion of the report entitled "--Long Term Compensation" only.

    THE COMPENSATION COMMITTEE REPORT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                         STOCK PRICE PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total returns for Oakley, Inc., the Standard & Poor's 500 Composite Index and the Standard & Poor's Midcap 400 Index, during the period commencing on August 10, 1995, the date of the Company's initial public offering, and ending on December 31, 1997. The comparison assumes $100 was invested on August 10, 1995 in each of the Common Stock, the Standard & Poor's 500 Composite Index and the Standard & Poor's Midcap 400 Index and assumes the reinvestment of all dividends, if any. At this time, the Company does not believe it can reasonably identify an industry peer group, and therefore the Company has instead selected the Standard & Poor's Midcap 400 Index, which includes companies with similar market capitalizations to that of the Company, as a comparative index for purposes of complying with certain requirements of the Securities and Exchange Commission.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       COMPARISON CUMULATIVE TOTAL RETURN
AMONG OAKLEY, INC.,
S&P 500 INDEX AND S&P 500 MIDCAP 400 INDEX
                                                   Oakley, Inc.    S&P 500 Composite Index    S&P Midcap 400
8/10/95                                                    $100                       $100              $100
12/31/95                                                   $125                       $111              $103
12/31/96                                                    $81                       $136              $123
12/31/97                                                    $67                       $182              $162

                                                                               8/10/95     12/31/95     12/31/96     12/31/97
-------------------------------------------------------------------------------------------------------
Oakley, Inc.                                                                  $     100    $     125    $      81    $      67
S&P 500 Composite Index                                                       $     100    $     111    $     136    $     182
S&P Midcap 400                                                                $     100    $     103    $     123    $     162

    THE STOCK PRICE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Company's Compensation Committee are Irene Miller and Orin Smith. However, pursuant to certain requirements of Rule 16b-3 under the Exchange Act, grants of stock options to the Named Executive Officers in 1997 were made by all the then members of the Board of Directors (with each of Mr. Parnell and Mr. Newcomb abstaining with respect to his own option grants). Messrs. Jannard, Parnell and Newcomb are officers of the Company. See "Certain Transactions" immediately below.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In June 1997, the Company entered into a lease agreement for the lease of an office facility owned by the M. and M. Parnell Revocable Trust, of which Mr. Parnell and his wife are the trustees. The lease has a term of four years with monthly lease payments of $2,025. During 1997, the Company made aggregate payments under such lease of $16,200.

    As part of a distribution by the Company to its shareholders (the "S Corporation Distribution") that included all of its and its predecessor's previously earned and undistributed taxable S corporation earnings through the date of the consummation of the Company's initial public offering, the Company distributed certain aircraft to Mr. Jannard and a trust (the "Parnell Trust") for the benefit of Mr. Parnell and his immediate family (collectively, the "Principal Shareholders"). The Company leased back certain of such aircraft from companies controlled by the Principal Shareholders ("Lessors"). Such leases have terms of five years with aggregate annual lease payments of $100,000, and are renewable at the option of the Company and the applicable Lessor. The Company bears all costs and expenses of operating and maintaining the aircraft while under lease. During 1997, the Company made aggregate payments to the Lessors under such leases of $100,000.

    In July 1995, the Company entered into a ten-year agreement with Mr. Jordan for the endorsement of Oakley eyewear. Pursuant to such agreement, Mr. Jordan is paid an annual retainer of $500,000 and received options to purchase 217,392 shares of Common Stock at an exercise price of $11.50 per share (the fair market value on the date of grant). The Company paid Mr. Jordan $500,000 during 1997 pursuant to this agreement.

    In January 1997, the Company borrowed $3.0 million from Mr. Jannard. This amount, together with interest at the rate payable by the Company under its bank credit agreement, was repaid in March 1997. Since the beginning of 1997, Mr. Jannard has borrowed from the Company various amounts for use by Mr. Jannard in connection with various matters unrelated to the business of Oakley. All of such indebtedness was repaid by Mr. Jannard within one month of the date incurred. The largest amount of such indebtedness outstanding at any time since the beginning of 1997 was approximately $68,285.

    Since early 1996, the Company has been paying the fees of its tax advisors for certain work involving both the Company and Messrs. Jannard and Parnell. Messrs. Jannard and Parnell reimbursed the Company for all of such fees in 1997, in an aggregate amount equal to $272,906.

                               LEGAL PROCEEDINGS

    The Company has been named as a nominal defendant in a putative derivative lawsuit against certain of its directors and officers filed in March 1997 in the California Superior Court for the County of Orange (the "Superior Court"). The case is captioned BLACKMAN V. JAMES JANNARD, MIKE PARNELL AND DOES 1 THROUGH 100, Case No. 777098 (filed March 27, 1997) (the "California Derivative Action").

    In the California Derivative Action, the plaintiff, purporting to sue on behalf of the Company, alleges claims for breach of fiduciary duty, constructive fraud, unjust enrichment and violations of the insider trading provisions of the California Corporations Code. The plaintiff's claims in the California Derivative Action are, among other things, based upon alleged material misstatements and omissions in certain of the Company's public statements and Securities and Exchange Commission filings regarding the Company, its operations and future prospects. The plaintiff seeks to recover damages and other relief on behalf of the Company. The defendants filed a demurrer to the original complaint in the California Derivative Action, and the plaintiff subsequently filed an amended complaint. The defendants filed a demurrer to the amended complaint in the California Derivative Action, and the Superior Court sustained the demurrer with leave to amend in September 1997. The plaintiff subsequently filed a second amended complaint in the California Derivative Action. The defendants then filed a demurrer to the second amended complaint in the California Derivative Action, and the Superior Court sustained the demurrer without leave to amend on December 19, 1997. On February 4, 1998, the Superior Court entered a final order of dismissal of the California Derivative Action. On April 8, 1998, the plaintiff in the California Derivative Action filed a notice of appeal with the Superior Court.

    Although it is too soon to predict the outcome of the California Derivative Action with any certainty, based on its current knowledge of the facts, the Company believes that the plaintiff's claims are without merit and intends to defend the California Derivative Action vigorously.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information available to the Company, as of March 31, 1998, with respect to shares of its Common Stock (i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the Securities and Exchange Commission) of more than 5% of such shares, (ii) held by each of the Directors and nominees, (iii) held by each of the Named Executive Officers and (iv) held as a group by the Directors and executive officers of the Company.

                                                                                                     PERCENTAGE OF
NAME AND ADDRESS                                                                     SHARES OF       COMMON STOCK
OF BENEFICIAL OWNER (1)                                                            COMMON STOCK       OUTSTANDING
--------------------------------------------------------------------------------  ---------------  -----------------
DIRECTORS AND EXECUTIVE OFFICERS
Jim Jannard.....................................................................    38,002,000              53.8%
Mike Parnell(2).................................................................     3,887,853(3)            5.5%
Link Newcomb....................................................................       174,639(4)          *
Kent Lane.......................................................................        20,145(5)          *
Donna Gordon....................................................................        20,860(6)          *
Irene Miller....................................................................        17,546(7)          *
Orin Smith......................................................................         6,700(8)          *
Michael Jordan..................................................................       204,296(9)          *
William Schmidt.................................................................         3,090(10)         *
  Directors and executive officers as a group (13 persons)......................    42,357,708(11)          59.7%
5% OR GREATER HOLDERS:
The Crabbe Huson Group, Inc.....................................................     6,751,800(12)           9.6%
M. and M. Parnell Revocable Trust...............................................     3,840,000               5.4%

------------------------

 (1) Unless otherwise indicated, the address of the beneficial owner is c/o Oakley, Inc., One Icon, Foothill Ranch, California 92610.

 (2) All of the shares beneficially owned by Mr. Parnell are held through the M. and M. Parnell Revocable Trust, other than 47,853 shares issuable upon exercise of stock options.

 (3) Includes 47,853 shares issuable pursuant to stock options exercisable within 60 days of March 31, 1998.

 (4) Includes 166,331 shares issuable pursuant to stock options exercisable within 60 days of March 31, 1998.

 (5) Includes 17,537 shares issuable pursuant to stock options exercisable within 60 days of March 31, 1998.

 (6) Includes 19,338 shares issuable pursuant to stock options exercisable within 60 days of March 31, 1998.

 (7) Includes 13,200 shares issuable pursuant to stock options exercisable within 60 days of March 31, 1998.

 (8) Includes 3,500 shares issuable pursuant to stock options exercisable within 60 days of March 31, 1998.

 (9) Includes 56,474 shares issuable pursuant to stock options exercisable within 60 days of March 31, 1998.

(10) Includes 3,090 shares issuable pursuant to stock options exercisable within 60 days of March 31, 1998.

(11) Includes 344,219 shares issuable pursuant to stock options exercisable within 60 days of March 31, 1998.

(12) Pursuant to the Schedule 13G filed as of February 5, 1998 with the Securities and Exchange Commission, The Crabbe Huson Group, Inc. does not directly own any shares of the Company. It shares voting and dispositive power with respect to the 6,751,800 shares owned by approximately 60 of its clients. The Crabbe Huson Group, Inc. disclaims beneficial ownership of all shares owned by each of its clients and also disclaims that a "group" within the meaning of Rule 13d-5(b) under the Exchange Act has been or will be formed. The address of The Crabbe Huson Group, Inc. is 121 SW Morrison, Suite 1400, Portland, Oregon 97204.

 *  Less than one percent.

                                 OTHER MATTERS

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Exchange Act requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and beneficial owners of more than ten percent of the Company's stock are required by Securities and Exchange Commission regulation to furnish the Company with copies of all such forms that they file.

    Based solely on the Company's review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that during fiscal 1997, all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders were complied with, subject to the following exception: Robert Bruning, the Company's former Chief Financial Officer, inadvertently failed to timely file a Form 4 reporting a transaction in January of 1997. The report was filed on March 10, 1997.

    SHAREHOLDERS' PROPOSALS. Proposals of shareholders intended to be presented at the Company's Annual Meeting of Shareholders to be held in 1999 must be received by the Company, marked to the attention of the Secretary, no later than December 29, 1998. Proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for proposals in order to be included in the proxy statement.

                                             THE BOARD OF DIRECTORS

Foothill Ranch, California

PROXY                             OAKLEY, INC.                        PROXY
                                 COMMON STOCK

                PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     THE UNDERSIGNED HEREBY APPOINT(S) MIKE PARNELL AND LINK NEWCOMB AS PROXIES WITH FULL POWER OF SUBSTITUTION, HEREBY AUTHORIZE(S) EACH OF THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE HEREOF, ALL SHARES OF COMMON STOCK OF OAKLEY, INC. (THE "COMPANY") HELD OF RECORD BY THE UNDERSIGNED ON APRIL 23, 1998 AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 19, 1998, AT 10:00 A.M., LOCAL TIME, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, AT THE OAKLEY, INC. HEADQUARTERS AT ONE ICON, FOOTHILL RANCH, CALIFORNIA 92610 AND HEREBY REVOKE(S) ANY PROXIES HERETOFORE GIVEN.

BY SIGNING AND DATING THE REVERSE SIDE OF THIS CARD, THE UNDERSIGNED AUTHORIZE(S) THE PROXIES TO VOTE EACH PROPOSAL, AS MARKED, OR IF NOT MARKED TO VOTE "FOR" EACH PROPOSAL. PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENVELOPE PROVIDED.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT THE ABOVE MEETING OR ANY ADJOURNED OR POSTPONED SESSION THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED WILL INDICATE AFFIRMATIVELY THERE AT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON.

               (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                           PLEASE DATE, SIGN AND MAIL YOUR
                         PROXY CARD BACK AS SOON AS POSSIBLE!

                            ANNUAL MEETING OF SHAREHOLDERS
                                     OAKLEY, INC.

                                    JUNE 19, 1998


                   Please Detach and Mail in the Envelope Provided

A  /X/  Please mark your
        votes as in this
        example.


THE BOARD OF DIRECTORS OF OAKLEY, INC. RECOMMENDS A VOTE FOR THE
    NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSAL 2.

                                         WITHHOLD AUTHORITY
                  FOR ALL NOMINEES    TO VOTE FOR ALL NOMINEES
                 LISTED TO THE RIGHT     LISTED TO THE RIGHT
1.  Election of
    Directors            / /                 / /

For, except vote withheld from the following nominee(s)

-------------------------------------------------------








NOMINEES: Jim Jannard
          Mike Parnell
          Link Newcomb
          Irene Miller
          Orin Smith
          Michael Jordan
          William Schmidt


                                                  FOR    AGAINST    ABSTAIN
2.   Ratification of the selection of Deloitte &  / /      / /        / /
     Touche LLP as independent auditors.

3. In their discretion, the proxyholders are authorized to vote on such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING OF THE STOCKHOLDERS AND A PROXY STATEMENT FOR THE ANNUAL MEETING PRIOR TO THE SIGNING OF THIS PROXY.

SIGNATURE                                    DATE                        , 1998
          -----------------------------------     -----------------------
                                                  (Be sure to date proxy)

SIGNATURE                                    DATE                        , 1998
          -----------------------------------     -----------------------
          Signature if held jointly               (Be sure to date proxy)